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                                                                    Exhibit 23.5


                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the SCGroup Incorporated 401(K) Savings Plan of our report dated February 3, 1997, with respect to the financial statements at December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 of Security Capital Atlantic Incorporated which is included in the Registration Statement on Form S-11 (No. 333-26037) and the related Prospectus of Security Capital Group Incorporated.


                                       /s/ Ernst & Young LLP

                                       ERNST & YOUNG LLP


Dallas, Texas
March 16, 1998